UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2022

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

________________Delaware________________
(State or other jurisdiction of incorporation)

001-36436	95-3015862
(Commission File Number)	(I.R.S. Employer Identification No.)
250 Coromar Drive, Goleta, California 93117

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (805) 967-7611

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DECK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 19, 2022 (the “Effective Date”), Deckers Outdoor Corporation (the “Company”), Deckers Europe Limited, Deckers UK Ltd., Deckers Benelux B.V., Deckers Outdoor Canada ULC, Deckers Outdoor International Limited (collectively, the "Prior Borrowers"), Deckers Coromar, LLC and DBrands SGP Pte. Ltd. entered into a credit agreement (the “Credit Agreement”) with Citibank, N.A. (“Citibank”) as administrative agent, Comerica Bank ("Comerica"), as sole syndication agent, and the lenders party thereto, with Citbank, Comerica and HSBC Bank USA, National Association (“HSBC”) acting as joint lead arrangers and joint bookrunners. The Credit Agreement refinances in full the credit facility established by the Company’s Credit Agreement dated as of September 20, 2018, as amended (the “Prior Credit Agreement”), by and among the Prior Borrowers, JP Morgan Chase Bank, N.A. as administrative agent, Citibank, Comerica and HSBC, as co-syndication agents, MUFG Bank, Ltd. and U.S. Bank National Association, as co-documentation Agents, and the lenders party thereto (the "Refinancing"). The Company terminated the Prior Credit Agreement in connection with the Refinancing.

The Credit Agreement provides for an unsecured revolving credit facility with commitments of $400 million and a sublimit for the issuance of letters of credit of $25 million. In addition to allowing borrowings in US dollars, the Credit Agreement provides a $175 million sublimit for borrowings in Euros, Sterling, Canadian dollars and any other foreign currency that is subsequently approved by Citibank, each lender and each bank issuing letters of credit. Subject to customary conditions and the approval of any lender whose commitment would be increased, the Company has the option to increase the maximum principal amount available under the Credit Agreement by an amount equal to the sum of $300 million and an additional amount that, at the time of the incurrence of such additional amount, assuming full utilization thereof and after giving effect to the use of proceeds thereof, the total net leverage ratio is less than 3.50 to 1.00. However, none of the lenders has committed at this time to provide any such increase in the commitments.

Unless the lenders’ commitments are terminated earlier, the revolving loans provided for under the Credit Agreement are available until December 19, 2027, which is the fifth anniversary of the Effective Date (which may be extended, at the Company’s request and subject to certain conditions, for each lender that agrees to extend the termination date of its revolving commitment).

Funds provided under the Credit Agreement will be used for refinancing the Prior Credit Agreement in full and paying fees and expenses in connection with entering into the Credit Agreement, and may also be used for working capital and general corporate purposes, including for acquisitions and repurchases by the Company of its stock.

At the Company’s option, revolving loans issued under the Credit Agreement will bear interest at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the CDOR Rate, the Daily Simple RFR rate (as such terms are defined in the Credit Agreement) or the adjusted base rate, in each case plus the applicable interest rate margin. The applicable interest rate margin is based on a pricing grid based the Company’s total net leverage ratio and ranges from 1.00% per annum to 1.625% per annum in the case of loans based on Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, the CDOR Rate, or the Daily Simple RFR rate and from 0.00% per annum to 0.625% per annum in the case of loans based on the adjusted base rate.

The Company is required to pay fees of 0.125% to 0.20% per annum on the daily unused amount of the revolving credit facility, with the exact commitment fee based on the Company’s total net leverage ratio.

Amounts borrowed under the Credit Agreement may be prepaid at any time without premium or penalty, subject to certain exceptions set forth in the agreement. In addition, the Company has the right to permanently reduce or terminate the lenders’ commitments provided under the Credit Agreement, subject to customary conditions.

Deckers Europe Limited, Deckers UK Ltd., Deckers Benelux B.V., Deckers Outdoor Canada ULC, Deckers Outdoor International Limited, Deckers Coromar, LLC and, subject to completion of customary “know your customer” diligence by one or more of the lenders, DBrands SGP Pte. Ltd., may borrow funds under the Credit Agreement. The agreement also permits the Company, subject to customary conditions and notice periods, to designate one or more additional subsidiaries to borrow funds under the Credit Agreement, subject to the foreign currency sublimit noted above where applicable.

The obligations of the Company and each other borrower under the Credit Agreement are guaranteed by the Company’s existing and future wholly owned domestic subsidiaries that meet certain materiality thresholds (other than subsidiaries that are already borrowers, foreign subsidiary holding companies and specified excluded subsidiaries). All obligations under the Credit Agreement and the foregoing guaranty are unsecured.

The Credit Agreement contains usual and customary representations and warranties and affirmative and negative covenants, which include: limitations on liens, additional indebtedness, investments, restricted payments and transactions with affiliates; financial covenants (including maintenance of a maximum total net leverage ratio); and other customary limitations. The Credit Agreement also contains usual and customary events of default, which include: non-payment of principal, interest, fees and other amounts; breach of a representation or warranty; non-

performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; incurrence of certain material ERISA liabilities; and a change of control of the Company.

In connection with the Credit Agreement, the Company paid certain commitment, arrangement and other fees to Citibank, Comerica, HSBC and other parties to the Credit Agreement, and reimbursed certain of the parties’ expenses.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8-K (this "Current Report") and Item 1.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2018 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description.
10.1*
Credit Agreement, dated as of December 19, 2022, by and among Deckers Outdoor Corporation, Deckers Europe Limited, Deckers UK Ltd., Deckers Benelux B.V., Deckers Outdoor Canada ULC, Deckers Outdoor International Limited, Deckers Coromar, LLC, DBrands SGP Pte. Ltd., Citibank, N.A., as administrative agent, joint lead arranger and joint bookrunner, Comerica Bank, as sole syndication agent, joint lead arranger and joint bookrunner, HSBC Bank USA, National Association, as joint lead arranger and joint bookrunner, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022
Deckers Outdoor Corporation
/s/ Steven J. Fasching
Steven J. Fasching, Chief Financial Officer